CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "General Information - Independent Auditors" in this Registration Statment (Form N-1A Nos. 33-18647 and 811-5398) of AllianceBernstein Variable Products Series Fund, Inc., comprising the AllianceBernstein Money Market, AllianceBernstein Premier Growth, AllianceBernstein Growth and Income, AllianceBernstein U.S. Government/High Grade Securities, AllianceBernstein High Yield, AllianceBernstein Total Return, AllianceBernstein International, AllianceBernstein Global Bond, AllianceBernstein Americas Government Income, AllianceBernstein Global Dollar Government, AllianceBernstein Utility, AllianceBernstein Growth, AllianceBernstein Worldwide Privatization, AllianceBernstein Technology, AllianceBernstein Quasar, AllianceBernstein Real Estate Investment, AllianceBernstein International Value, AllianceBernstein Small Cap Value, AllianceBernstein Value and AllianceBernstein U.S. Large Cap Blended Style Portfolios (formerly, Alliance Variable Products Series Fund, Inc.) and to the use of our reports dated February 3, 2003 of the Alliance Money Market, Alliance Premier Growth, Alliance Growth and Income, Alliance U.S. Government/High Grade Securities, Alliance High Yield, Alliance Total Return, Alliance International, Alliance Global Bond, Alliance Americas Government Income, Alliance Global Dollar Government, AllianceBernstein Utility, Alliance Growth, Alliance Worldwide Privatization, Alliance Technology, Alliance Quasar, AllianceBernstein Real Estate Investment, AllianceBernstein International Value, AllianceBernstein Small Cap Value and AllianceBernstein Value Portfolios of Alliance Variable Products Series Fund, Inc. which are incorporated by reference, in this Registration Statement of AllianceBernstein Variable Products Series Fund, Inc.





                                   ERNST & YOUNG LLP


New York, New York
April 24, 2003